                                  Exhibit 11.1
              Statement Regarding Calculation of Earnings Per Share

                                                Basic       Diluted
                                             EPS number   EPS number       Net      Basic   Diluted
                                              of shares    of shares     Income      EPS      EPS
                                             ----------   ----------   ----------   -----   -------
3 months ended March 31, 2002                 9,298,749    9,577,312   $  871,358   $0.09    $0.09
3 months ended March 31, 2003                 9,520,631    9,825,620   $1,135,098   $0.12    $0.12

3 months ended March 31, 2002                   Basic                   Diluted
                                              ---------                ----------
Average Shares Outstanding                    9,298,749                 9,298,749
Options - Plan 2                                             142,267
Average Option Price                                      $     2.67
Total Exercise Cost                                       $  379,853
Shares Repurchased                                            35,302
Net Shares from Option - Plan 2                                           106,965
Options - Plan 3                                             464,511
Average Option Price                                      $     6.89
Total Exercise Cost                                       $3,200,481
Shares Repurchased                                           297,442
Net Shares from Option - Plan 3                                           167,069
Options - Plan 4                                             425,336
Average Option Price                                      $    13.02
Total Exercise Cost                                       $5,537,875
Shares Repurchased                                           514,672
Net Shares from Option - Plan 4                                                --
Options - EFA Non-qualified                                   85,500
Average Option Price                                      $    10.19
Total Exercise Cost                                       $  871,245
Shares Repurchased                                            80,971
Net Shares from Option - EFA Non-qualified                                  4,529
Options - CGB Qualified                                       54,102
Average Option Price                                      $    10.77
Total Exercise Cost                                       $  582,679
Shares Repurchased                                            54,152
Net Shares from Option - CGB Qualified                                          0
Options - CGB Non-Qualified                                   57,906
Average Option Price                                      $    10.77
Total Exercise Cost                                       $  623,648
Shares Repurchased                                            57,960
Net Shares from Option - CGB Non-Qualified                                      0
Options-Moneta                                               187,547
Average Option Price                                      $    12.44
Total Exercise Cost                                       $2,333,085
Shares Repurchased                                           216,829
Net Shares from Option-Moneta                                                   0
Stock Appreciation Rights                                     72,200
Average SAR Price                                         $    12.20
Total Exercise Cost                                       $  880,840
Shares Repurchased                                            81,862
Net Shares from SARS                                                            0
                                              ---------                ----------
Gross Shares                                  9,298,749                 9,577,312
Price                                                     $    10.76


3 months ended March 31, 2003                   Basic                   Diluted
                                              ---------                ----------
Average Shares Outstanding                    9,520,631                 9,520,631
Options - Plan 2                                              13,200
Average Option Price                                      $     5.88
Total Exercise Cost                                       $   77,616
Shares Repurchased                                             5,948
Net Shares from Option - Plan 2                                             7,252
Options - Plan 3                                             404,967
Average Option Price                                      $     6.89
Total Exercise Cost                                       $2,790,223
Shares Repurchased                                           213,810
Net Shares from Option - Plan 3                                           191,157
Options - Plan 4                                             557,216
Average Option Price                                      $    12.08
Total Exercise Cost                                       $6,731,169
Shares Repurchased                                           515,798
Net Shares from Option - Plan 4                                            41,418
Options - Plan 5                                             132,905
Average Option Price                                      $     9.66
Total Exercise Cost                                       $1,283,862
Shares Repurchased                                            98,380
Net Shares from Option - Plan 5                                            34,525
Options - EFA Non-qualified                                   93,250
Average Option Price                                      $    10.13
Total Exercise Cost                                       $  944,623
Shares Repurchased                                            72,385
Net Shares from Option - EFA Non-qualified                                 20,865
Options - CGB Qualified                                       29,252
Average Option Price                                      $    10.27
Total Exercise Cost                                       $  300,418
Shares Repurchased                                            23,021
Net Shares from Option - CGB Qualified                                      6,231
Options - CGB Non-Qualified                                   22,434
Average Option Price                                      $    10.99
Total Exercise Cost                                       $  246,550
Shares Repurchased                                            18,893
Net Shares from Option - CGB Non-Qualified                                  3,541
Options-Moneta                                               186,496
Average Option Price                                      $    12.43
Total Exercise Cost                                       $2,318,145
Shares Repurchased                                           177,636
Net Shares from Option-Moneta                                                   0
Stock Appreciation Rights                                     69,200
Average SAR Price                                         $    12.05
Total Exercise Cost                                       $  833,860
Shares Repurchased                                            63,897
Net Shares from SARS                                                            0
                                              ---------                ----------
Gross Shares                                  9,520,631                 9,825,620
Price                                                     $    13.05

Moneta options and Stock Appreciation Rights are antidilutive due to the impact of adjusting net income for the expense associated with each plan during the quarter.

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